U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

GROWERS DIRECT COFFEE COMPANY, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7TH Street, Berkeley, California	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 204 9424

COFFEE PACIFICA, INC.

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE REPORTED ON THIS FORM 8K:

Section 5 – Corporate Governance And Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jon Yogiyo has resigned as director effective November 28, 2007. There has been no disagreement between the Company and Jon Yogiyo, known to an executive officer of Growers Direct Coffee Company, Inc., on any matter relating to Company’s operations, policies or practices. Jon Yogiyo was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. There are no disagreements reported by Jon Yogiyo. The letter from Jon Yogiyo is filed as an exhibit to this form 8-K.

Section 8 – Other Events

Item 8.01

Other Events

Growers Direct Coffee Company, Inc. (“Company”) announced in a press release dated November 28, 2007 that the Board of Directors approved a proposal to restructure the management of the Company, effective January 30, 2008, in order to capitalize on the growing coffee business opportunities world-wide and to accelerate its revenue growth. Growers Direct Coffee is now doing business in several countries including China, Papua New Guinea, Ethiopia and Jamaica. Incorporating coffee on a “Growers Direct” basis from Columbia, Guatemala, Nicaragua and El Salvador has necessitated management changes. The Company expects to make announcements in the near future with regard to new strategic partnerships, new distribution alliances, brand initiatives and online strategy. The management restructure is designed to:

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turn the Company into a profitable entity with healthy finances for the benefit of its  shareholders;

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launch new brand initiatives to better leverage the “Growers Direct” brand name in terms of green beans, roasted coffee, coffee shops and online sales;

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allow the Company to work more closely with farmers in various countries to improve supply logistics;

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optimizing the established global green bean sale and distribution networks and;

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leveraging the “Growers Direct” brand name to pursue roasted coffee sales opportunities online.

Mr. Paul Khakshouri, the current Chief Operating Officer said: “the restructure is focused on implementing necessary measures with a view towards solidifying our operations, increasing revenues and turning profitability for the benefit of all our shareholders.”

The Board of Directors has approved the management changes to be implemented and be effective January 30, 2008:

1.

Shailen Singh, the Company’s co-founder and current President, Secretary and CFO, will become the non-executive Chairman of the Company. Due to the relative importance of our “Tree to Cup” concept and explosive revenue growth potential to be derived from our interest in the China Joint Venture, Shailen Singh will oversee the China Joint Venture project and travel to coffee supply origin countries to develop the strategic partnerships;

2.

Paul Khakshouri, the current Chief Operating Officer is being promoted to be the new Chief Executive Officer and President. Mr. Khakshouri will be responsible for the day-to-day management of the Company’s business affairs;

3.

Terry Klassen, the current Chief Executive Officer will be the new Chief Operating Officer responsible for the green coffee bean sales, the Company’s subsidiary Uncommon Grounds, Inc and the Jamaican coffee supply;

4.

Vincent Cafici is being hired to be the new Chief Financial Officer, subject to finalization of an employment agreement. Mr. Cafici is an experienced CPA with 23 years experience as a public accountant. Mr. Cafici is a member of the New York Society of CPAs and American Institute of CPA (“AICPA”);

5.

Jon Yogiyo, the Company’s co-founder, has resigned as a director of the Company effective November 28, 2007, due to his appointment to the Regional Organic Task Force (“ROTF”) by the South Pacific Commission (SPC), on setting Pacific Island Countries Organic Standards, funded by International Federation of Organic Agriculture Movement (IFOAM). The ROTF is tasked to establish certification standards for all agricultural products, produced in the 22 Pacific Islands Countries.

After the changes, (effective January 30, 2008) the directors will be Shailen Singh, Terry Klassen, Paul Khakshouri and Vincent Cafici. Two independent directors will be appointed in the future. The executives of the Company will be Paul Khakshouri as the President and CEO, Terry Klassen as the COO and Vincent Cafici as the CFO and Secretary.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)

Financial Statements  -

None

b)

Exhibits

17

 Letter from Jon Yogiyo

99

News release November 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date:  November 29, 2007

“SHAILEN SINGH”

 Shailen Singh, President & CFO